UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 8, 2011
ORBITZ WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455

(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661

(Address of Principal Executive Offices)	(Zip Code)
(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 8, 2011, William J.G. Griffith, IV, resigned, effective immediately, from his position as director of the Board of Directors (the “Board”) of Orbitz Worldwide, Inc. (the “Company”). Mr. Griffith resigned to devote more time to his other professional responsibilities.
     Pursuant to the Company’s bylaws, the Board appointed Kenneth S. Esterow to the Board, effective August 9, 2011, to fill the vacancy created by the departure of Mr. Griffith. Mr. Esterow was appointed a Class II director and will serve for the term expiring at the 2012 Annual Meeting of Shareholders. Pursuant to its rights under the Company’s certificate of incorporation, Travelport Limited (“Travelport”) consented to the appointment of Mr. Esterow to fill the vacancy on the Board. From January 2007 to May 2011, Mr. Esterow was President and Chief Executive Officer of Gullivers Travel Associates (“GTA”), which was owned by Travelport until May 2011. For a description of related party transactions between the Company and Travelport and its subsidiaries, including GTA, please see footnote 17 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and footnote 13 to the Company’s consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2011. There are no other related party transactions with Mr. Esterow required to be disclosed under Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.

99.1	Press Release dated August 12, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
Dated: August 12, 2011	By:	/s/ Barney Harford
		Name:	Barney Harford
		Title:	Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 12, 2011.